Exhibit 10.9(j)
                                                                ---------------




                     SERIES B POWER CO-OWNERSHIP AGREEMENT
                     -------------------------------------

          This Series B Power Co-Ownership Agreement ("Series B Co-Ownership Agreement") is made as of the 30th day of August, 1990, by and between Zond Systems Inc., a California corporation ("Zond") and Zond Windsystems Partners, Ltd. Series 85-B, a California limited partnership (the "Series B Partnership").

                                    RECITALS
                                    --------

          A. Southern California Edison Company ("Edison") and Zond entered into a Power Purchase Contract -- Monolith II, dated as of June 22, 1984, as amended by that certain Amendment No. 1, dated as of September 20, 1985 (as so amended and as hereafter amended and supplemented from time to time, the "Power Purchase Agreement"), pursuant to which Zond agreed to sell and Edison agreed to purchase electric power delivered to Edison in accordance with the terms and conditions set forth therein.

          B. The right to sell to Edison electricity generated by the Partnership Turbines (defined below) under the Power Purchase Agreement was assigned by Zond to the Series B Partnership pursuant to an Assignment of Power Purchase Contracts ("Assignment") dated as of September 9, 1985.

          C. The Series B Partnership owns wind turbine generators, supporting towers, and other related parts and components thereof ("Partnership Turbines") for the production of electric power for sale to Edison under the Power Purchase Agreement. The aggregate production capacity of the Partnership Turbines is, however, less than the Contract Capacity under and as defined in the Power Purchase Agreement.

          D. The Series B Partnership desires to maximize production under the Power Purchase Agreement and Zond desires to construct and operate wind turbine generators, supporting towers and other related parts and components thereof, to be owned by Zond (the "Zond Turbines") for the production of electric power for sale to Edison under the Power Purchase Agreement.

          E. Zond has acquired leasehold rights to the Operating Site referred to below, and is willing to make available to the Series A Partnership and the Series B Partnership (as such terms are defined below) certain prime sites on the Operating Site to relocate certain of the wind turbines and related equipment owned by the Series A Partnership and the Series B Partnership (herein, collectively, the "Partnerships"), without payments of any additional fees or other payments to Zond for or in respect of the use of the Operating Site by either of the Partnerships, but subject to the terms of the Lease (defined below).

          F. The Series B Partnership desires to amend the Power Purchase Agreement, subject to the consent of Edison, to name Zond as an additional "Seller" under the Power Purchase Agreement to permit Zond to sell electricity to Edison pursuant to the Power Purchase Agreement.

          G. The Series B Partnership and Zond wish to establish among themselves their proportionate rights, respectively, to sell wind generated electricity pursuant to the terms of the Power Purchase Agreement.

          NOW, THEREFORE, in consideration of the above premises and the agreements of the parties made below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Certain Definitions.
         -------------------

         1.1 "Operating Site" shall mean that certain real property located in Kern County, California leased by Zond under that certain Lease and Royalty Agreement For Meteorological Research Sites and the Construction and Operation of Wind Energy Conversion Systems, dated July 27, 1976 (herein the "Lease") by and between The John M. Wuerth Family Trust as "Lessor," and Zond, on which the Partnership Turbines and the Zond Turbines will be located, which property is more particularly described in Exhibit A hereto.

         1.2 "Partnership Turbines" shall have the meaning set forth in Recital C above.

         1.3 "Partnership Windsystem Facilities" shall mean collectively, the Related Turbine Equipment used in connection with the Partnership Turbines and the Power Substation.

         1.4 "Power Substation" shall mean the thirty (30) megawatt power station related to the operation of Partnership Turbines.

         1.5 "Power Transfer Facilities" means collectively, the 66 KV power transfer line, an Edison interconnect facility and other related wires, lines, cables and devices with associated poles, anchors, fixtures, conduits, services boxes and other appurtenances constructed and owned by Zond and shared, on a non-exclusive basis, by the Series A Partnership and the Series B Partnership in connection with the transmission and delivery of electric power for sale to Edison.

         1.6 "Related Turbine Equipment" shall mean the concrete pad upon which each wind turbine is situated; the insulated wire cable connecting such turbine to an intermediate step-up transformer; the intermediate step-up transformers; and the insulated wire cable connecting such transformers to the Power Substation.

         1.7 "Series A Partnership" shall mean the Zond Windsystem Partners, Ltd. Series 85-A, a California limited partnership, its successors and assigns.

         1.8 "Trustee" shall mean First Interstate Bank of California, a trustee under that certain Indenture and Security Agreement, dated as of December 1, 1985, by and between ZCC III and First Interstate Bank of California, as trustee.

         1.9 "ZCC III" shall mean Zond Construction Company III, a California corporation.

     2.  Co-Ownership. Zond and the Series B Partnership hereby agree that they
         ------------
shall be jointly and collectively considered as the "Seller" under the Power Purchase Agreement, and as co-owners of all of the Seller's right, title and interest in, to and under the Power Purchase Agreement. Both Zond and the Series B Partnership hereby acknowledge and agree that all of the rights, benefits and obligations of the "Seller" under the Power Purchase Agreement shall be owned and held by them in the form of undivided interests as tenants in common and shared and allocated between them as provided herein. Zond's undivided interest in the capacity, rights, benefits and obligations of Seller under the Power Purchase Agreement shall be as to 3 (three) megawatts. The parties recognize that Zond is acting as Project Manager for itself and as agent on behalf of the Series B Partnership.

     3.  Disposition of Revenues.
         -----------------------

         3.1 All revenues and other payments received by Seller under the Power Purchase Agreement (the "SCE Payments") shall be held in a separate bank account in trust for the benefit of the Series B Partnership and Zond. The Series B Partnership and Zond acknowledge that all SCE Payments received by Seller under the Purchase Power Agreement will initially be paid by Edison to Zond in Zond's capacity as Project Manager. The Series B Partnership and Zond agree that, as between the Series B Partnership and Zond, such SCE Payments allocated herein to the Series B Partnership are the sole property of the Series B Partnership, that Zond has no right, title or interest in or to such SCE Payments and that Zond holds such SCE Payments in trust solely as agent for the Series B Partnership, to be paid over to the Series B Partnership by Zond as provided herein.

         3.2 The gross revenues for energy and capacity delivered to Edison during each monthly billing period under the Power Purchase Agreement shall be allocated between the Series B Partnership and Zond on the basis of the production of electric power generated by each of the Partnership Turbines and Zond Turbines, respectively, as measured by the individual kilowatt hour meter for each turbine during the relevant period for which such payment is made, subject to the terms and conditions of the Power Purchase Agreement, including, without limitation, the provisions for application of a loss compensation factor.

         3.3 Promptly after receipt of each monthly SCE Payment, Zond will allocate such payment between the Series B Partnership and Zond in accordance with Section 3.2 above. Zond will provide a written statement and accounting of the allocation made as to each SCE Payment. If the Series B Partnership disputes the allocation of a SCE Payment, the disputed amount(s) shall be held by Zond in a separate escrow account for future disposition once Zond and the Series B Partnership have reached agreement on its proper allocation or the dispute is otherwise resolved. The Series B Partnership and Zond agree that if the allocation of disputed amounts cannot be resolved between them, such allocation shall be determined by an independent certified public accountant mutually acceptable to both parties. If the parties are unable to agree upon the selection of a certified public accountant to determine the allocation of such disputed amounts, such allocation shall be determined pursuant to an arbitration proceeding, as set forth below.

         3.4 Any reductions in, or adjustment or refund of, the amount(s) payable by Edison under the Power Purchase Agreement shall be allocated to the Zond Turbines in the same proportion which the aggregate rated capacity of the Zond Turbines bears to the total aggregate rated capacity of the Partnership Turbines and the Zond Turbines (herein the "Zond Proportionate Share").

     4.  Location of Zond Turbines. Each of the Zond Turbines and the
         -------------------------
Partnership Turbines shall be situated on the Operating Site at the locations designated on Exhibit B hereto. The location of any of its turbines may be changed at the election of either the Series B Partnership or Zond, provided that (a) any relocation shall not materially interfere with the production of electrical power from wind energy on the Operating Site by others, including, without limitation, the Series A Partnership; (b) the Series A Partnership shall have consented to such relocation; and (c) the party electing to relocate its turbines shall have furnished to the other party hereto, ZCC III, and the Trustee (i) a relocation plan showing the details of any such relocation, (ii) a written estimate of the costs and expenses to be incurred in connection with any such relocation, and (iii) an officer's certificate of the party electing to relocate its turbines to the effect that in the opinion of such party any such relocation will improve the performance of such party's turbines, its Related Turbine Equipment and the Power Substation, taken as a whole, after any such relocation, together with the relevant engineering data and other documentation relied upon in support of such opinion; and provided further, that Zond agrees that in no event shall any of the Zond Turbines be relocated to any point on the Operating Site which would be upwind of any of the Partnership Turbines.

     5.  Zond Turbines.
         -------------

         5.1 The cost of construction of the Zond Turbines and the Related Turbine Equipment associated with the Zond Turbines shall be the sole obligation of Zond.

         5.2 The Series B Partnership acknowledges and agrees that Zond owns the Zond Turbines and the Related Turbine Equipment associated with the Zond Turbines.

         5.3 Each of the Zond Turbines shall be equipped with meters and equipment for the measurement of the electric power produced by such turbine. All such meters shall be tested by Zond, at Zond's expense, at least once each year, and at any reasonable time upon request by the Series B Partnership or ZCC III, at the expense of the requesting party. Metering equipment found to be inaccurate shall be repaired, adjusted or replaced by Zond, at Zond's expense, such that the metering accuracy of said equipment shall be within two (2) percent.

         5.4 Zond shall, at its sole expense, maintain and repair the Zond Turbines and the Related Turbine Equipment associated with such turbines in accordance with the utility maintenance and repair practices maintained by ZCC III with respect to the Partnership Turbines and the Partnership Windsystem Facilities.

         5.5 The Zond Turbines and Related Turbine Equipment associated with such turbines shall be operated and maintained in a manner which will not interfere with, disturb or endanger the Partnership Windsystem Facilities or result in a diminution of the wind energy available for the production of electric power from the Partnership Turbines on the Operating Site.

         5.6 Zond agrees that ZCC III shall have the right to inspect the Zond Turbines from time to time to ensure that such Turbines are in good operating conditions and that the operation of the Zond Turbines is in compliance with
Section 5.5 above.

     6.  Contract Charges. All expenses payable by "Seller" under the Power
         -----------------
Purchase Agreement for Edison Fees and Power Consumption Liability and payable by Zond in connection with the administration of the Power Purchase Agreement ("Power Contract Costs") shall be shared by the Series B Partnership and Zond. Zond shall be allocated the Zond Proportionate Share of Power Contract Charges. For purposes of this Series B Co-Ownership Agreement, "Edison Fees" shall include (i) all charges for access, operation and maintenance of the Interconnection Facilities, under and as defined in the Interconnection Facilities Agreement, Appendix A to the Power Purchase Agreement, as amended, and (ii) any and all other charges by Edison pursuant to the Power Purchase Agreement not based upon the amount of electrical power actually produced or consumed by the turbines. For purposes of this Series B Co-Ownership Agreement, Power Consumption Liability shall mean all charges by Edison for electricity sold by Edison and used by the Zond Turbines and the Partnership Turbines utilizing the Power Purchase Agreement.

     7.  Effective Date and Term
         -----------------------

         7.1 The effective date of this Series B Co-Ownership Agreement shall, upon the execution hereof by the Series B Partnership and Zond, be the date on which Edison shall have executed its consent to the amendment to the Power Purchase Agreement contemplated herein (herein, the "Effective Date").

         7.2 This Series B Co-Ownership Agreement shall commence on the Effective Data and shall terminate concurrently with the termination of the Power Purchase Agreement as provided therein, unless terminated earlier by either party hereto upon not less than ninety (90) days' prior written notice to the other party.

     8.  Liens.
         -----

         8.1 Right to Encumber. Each of Zond and the Series B Partnership may,
             -----------------
at any time and from time to time during the term of this Series B Co-Ownership Agreement, encumber, mortgage or hypothecate to any person or entity (herein, the "Mortgagee") by deed of trust or mortgage or other security instrument, (the "Mortgage") all or part of such party's interest under this Series B Co-Ownership Agreement without the consent of the other, non-encumbering co-owner. Any Mortgagee under a lien permitted hereunder shall agree not to disturb the interest of the other co-owner and its Mortgagee.

         8.2 Limitation on Transfer. Except as provided in paragraph 8.1 above,
             ----------------------
neither Zond nor the Series B Partnership shall be permitted to sell, assign, sublease, hypothecate, transfer or dispose of, whether by operation of law or otherwise, the whole or any part of this Agreement without the prior written consent of the other co-owner which consent may not be unreasonably withheld or delayed.

     9.  Project Management Responsibilities. The Series B Partnership and Zond
         ------------------------------------
acknowledge that in accordance with the Assignment, Zond is the designated project manager on behalf of the Series B Partnership for purposes of the Power Purchase Agreement. Zond hereby agrees to act as project manager on behalf of the Series B Partnership and Zond for purposes of the Power Purchase Agreement. Zond shall not receive any additional compensation from the Series B Partnership for acting as project manager. The Series B Partnership hereby confirms and agrees that it will not replace Zond as project manager without the prior approval of Edison given in accordance with the provisions of Section 4.1.1 of the Power Purchase Agreement.

     10. Lease
         -----

         10.1 Representations and Warranties of Zond Concerning Lease.
              --------------------------------------------------------

              (a) Zond represents and warrants to the Series B Partnership that Zond has a leasehold interest in the Operating Site free and clear of any lien, charge or encumbrance arising by, through or under it or any of its affiliates or assigns (excluding the Series A Partnership and the Series B Partnership) which would materially, adversely affect the right or ability of the Series B Partnership to use the Operating Site for the purposes specified in this Series B Co-Ownership Agreement, and/or to exercise its rights hereunder, pursuant hereto or under the Power Purchase Agreement.

              (b) As of the date first set forth above, the Lease is valid and existing and is in full force and effect, and neither Zond nor the Lessor is in default thereunder in any material respect in the performance by either of them of any of their respective obligations thereunder.

              (c) The execution, delivery and performance by Zond and the Series B Partnership under and as contemplated in this Agreement (i) do not require any notice or consent of the Lessor or any other Person, and (ii) will not result in a breach of or constitute a default under the Lease.

         10.2 Lease Payments. From and after the Effective Date of this
              --------------
Agreement, (i) any and all rent, including, without limitation, adjusted rent payments, (ii) any and all real property taxes and/or assessments in respect of the Operating Site and (iii) any and all utility or other charges (without duplication of charges payable under Section 6 hereof) payable by Zond under the Lease (collectively, herein, "Lease Payments") shall be shared pro rata by the Series B Partnership on the basis of the rates of the aggregate rated capacity of Turbines owned by the Series B Partnership and operated on the Operating Site on December 31 of each year to the aggregate rated capacity of all wind turbines operated on the Operating Site on December 31 of each such year (including, without limitation, wind turbine generators owned by Zond and the Series B Partnership). Zond shall compute the Series B Partnership pro rata share of each such Lease Payment payable under the Lease, and will submit each such computation in writing to the Series B Partnership, together with the relevant statement, tax bill or other supporting data, as applicable. Not later than fifteen (15) Business Days after receipt of such computation, the Series B

Partnership shall pay or cause to be paid to Zond its pro rata share of each such Lease Payment.

         10.3 Performance of Lease. Zond covenants and agrees that, for the
              --------------------
term of this Agreement, it will comply with the terms of, and perform its obligations under, the Lease so as to maintain and preserve its rights and interests thereunder and the rights and interests of the Series B Partnership therein under and pursuant to this Agreement.

     11. Indemnification. Zond agrees to indemnify and hold the Series B
         ---------------
Partnership free and harmless from any losses, liabilities, claims, judgments, damages, costs and expenses (including without limitation reasonable attorneys' fees) caused by any breach by Zond, its affiliates or permitted assigns (excluding the Series A Partnership and the Series B Partnership) or its agents or employees of a duty, if any, imposed on it or any of them by law or under this Series B Co-Ownership Agreement or for any injury or damage to persons or property resulting from or attributable to the fault or neglect of Zond, its affiliates or assigns (excluding the Series A Partnership and the Series B Partnership) or its agents or employees. The Series B Partnership agrees to indemnify and hold Zond harmless from any losses, liabilities, claims, judgments, damages, costs and expenses (including without limitation reasonable attorneys' fees) caused by a breach by the Series B Partnership, its agents or employees (other than Zond or its affiliates) of a duty, if any, imposed on it or any of them by law or under this Series B Co-Ownership Agreement or for any injury or damage to persons or property resulting from or attributable to the fault or neglect of the Series B Partnership, its agents or employees (other than Zond or its affiliates).

     12. Further Assurances. Each of the parties hereto agrees to perform
         ------------------
all such acts (including, but not limited to, executing and delivering such instruments and documents) as reasonably may be necessary to fully effectuate each and all of the purposes and intent of this Series B Co-Ownership Agreement.

     13. Arbitration.
         -----------

         13.1 Agreement to Arbitrate Disputes. Except as provided in Section
              -------------------------------
3.3 hereof, any controversy, claim or dispute between the parties arising out of or related to this Series B Co-Ownership Agreement or the breach hereof which cannot be settled amicably by the parties, shall be submitted for arbitration in accordance with the provisions contained herein and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("Rules"); provided, however, that notwithstanding any provisions of such Rules, the parties shall have the right to take depositions and obtain discovery regarding the subject matter of the arbitration, as provided in Title III of Part 4 (commencing with Section 1985) of the California Code of Civil Procedure. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitrators shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to, whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein.

         13.2 Commencement of Proceedings. Any party desiring arbitration shall
              ---------------------------
serve on the other party and the Los Angeles Office of the American Arbitration Association, in accordance with the Rules, its Notice of Intent to Arbitrate ("Notice"), accompanied by the name of the arbitrator selected by the party serving the Notice. A second arbitrator shall be chosen by the other party, and a third arbitrator shall be chosen by the two arbitrators so selected. If the party upon whom the Notice is served fails to select an arbitrator and advise the other party of its selection within fifteen (15) days after receipt of the Notice, the second arbitrator shall be selected by the first arbitrator. If the two arbitrators so chosen cannot agree upon a third arbitrator within ten (10) days after the appointment of a second arbitrator, the third arbitrator shall be selected in accordance with the Rules. The arbitration proceedings provided hereunder are hereby declared to be self-executing, and it shall not be necessary to petition a court to compel arbitration.

         13.3 Location. All arbitration proceedings shall be held in Los
              --------
Angeles, California.

         13.4 Filing Deadlines. Notice of the demand for arbitration shall be
              ----------------
filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     14. Miscellaneous Provisions
         ------------------------

         14.1 Notices. Any notice required or permitted to be given by the
              -------
provisions of this Series B Co-Ownership Agreement shall be conclusively deemed to have been received by a party on the third business day following the date it is mailed or on the date it is delivered to such party at the address indicated on the signature page of this Series B Co-Ownership Agreement or at such other address as the party may designate in accordance with the provisions of this Section.

         14.2 Amendment. This Series B Co-Ownership Agreement may not be
              ---------
amended, modified, cancelled, surrendered, subordinated or terminated without the prior written consent of Zond and the Series B Partnership.

         14.3 Assignment. Except as provided in this Section, Zond may not
              ----------
assign its rights and/or obligations under this Series B Co-Ownership Agreement without the prior written consent of the Series B Partnership and ZCC III, which consent shall not be unreasonably withheld. Any assignment or attempted assignment which is made in violation of the foregoing sentence shall be null and void. Notwithstanding the foregoing, Zond and the Series B Partnership agree that either may collaterally assign (by encumbrance and/or other security devices) all or any portion of its rights under this Section B Co-Ownership Agreement to lenders to secure loans made to Zond or any of its affiliates or to the Series B Partnership.

         14.4 Successors and Assigns. Subject to Section 14.3, all of the terms
              ----------------------
and provisions of this Series B Co-Ownership Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereof.

         14.5 Construction of the Series B Production Agreement.
              -------------------------------------------------

              (a) Governing Law. The terms and provisions of this Series B
                  -------------
Co-Ownership Agreement shall be interpreted in accordance with the laws of the State of California.

              (b) Interpretation. The parties agree that the terms and
                  --------------
provisions of this Series B Co-Ownership Agreement embody their mutual intent and that they are not to be construed more liberally in favor of, nor more strictly against, any party hereto.

              (c) Partial Invalidity. If any term or provision of this Series B Co-Ownership Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Series B Co-Ownership Agreement, or the application of any such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each remaining term and provision of this Series B Co-Ownership Agreement shall be valid and enforceable to the fullest extent permitted by law.

              (d) Headings and References. The section and subsection headings contained in this Series B Co-Ownership Agreement are for purposes of reference and convenience only and shall not affect in any way the meaning or interpretation of any provision of this Series B Co-Ownership Agreement. Unless otherwise indicated, all references to Sections are to Sections in this Series B Co-Ownership Agreement.

              (e) Number and Gender. Where appropriate: words in the singular include the plural, and vice versa; words in the neuter gender include the masculine and feminine genders, and vice versa; and words in the masculine gender include the feminine gender, and vice versa.

         14.6 Attorneys' Fees. If any party to this Series B Co-Ownership
              ----------------
Agreement brings any action or proceeding (including, but not limited to, arbitration) for enforcement, protection or establishment of any right or remedy under this Series B Co-Ownership Agreement or for the interpretation of this Series B Co-Ownership Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in connection with such action or proceeding, whether or not taxable.

         14.7 Authority. Zond and the Series B Partnership each represents and
              ---------
warrants to the other that this Series B Co-Ownership Agreement has been duly authorized, executed and delivered by it and that its obligations under this Series B Co-Ownership Agreement are legal, valid and binding obligations enforceable against it in accordance with the terms of this Series B Co-Ownership Agreement.

         14.8 Counterparts. This Series B Co-Ownership Agreement may be
              ------------
executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         14.9 Entire Agreement. The provisions of this Series B Co-Ownership
              ----------------
Agreement constitute the entire understanding and agreement between the parties regarding the subject matter of this Series B Co-Ownership Agreement and each party represents and Warrants to the other that no representation, warranty or inducement has been made to it regarding its rights which is not expressly set forth in this Series B Co-Ownership Agreement.

         IN WITNESS WHEREOF, the parties have executed this Series B Co-Ownership Agreement as of the day and year first written above.

                                        ZOND SYSTEMS, INC., a
                                        California corporation

                                        By:  /s/ Kenneth C. Karas
                                             --------------------------
                                        Title: ------------------------

                                        ZOND WINDSYSTEM PARTNERS, LTD.
                                        SERIES 85-B, a California
                                        limited partnership
                                        112 South Curry Street
                                        Tehachapi, California 93561

                                        By its authorized general partner:

                                          ZOND WINDSYSTEMS MANAGEMENT
                                        CORPORATION IV, a California
                                        corporation

                                           By:  /s/ Kenneth C. Karas
                                               -------------------------------
                                           Title: ----------------------------

AGREED AND CONSENTED TO:

ZOND CONSTRUCTION CORPORATION III,

By:    /s/ Kenneth C. Karas
      ------------------------------
Title:
        -----------------------------
Date:
        -----------------------------

                              PROPERTY DESCRIPTION
                              --------------------

                                   Exhibit A

                                  EXHIBIT "A"
                      Legal Description of Leased Premises

PARCEL 1: Assessor's Parcel Number 224-112-38
Approximately 141.34 acres consisting of:

          All that portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area, County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying southwesterly of the Southern Pacific Railroad Right of Way.

          All that portion of the Southeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area, County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General. EXCEPTING THEREFROM ALL OF THE FOLLOWING:

          All that portion of the Southeast quarter of Section 34, lying within the Southern Pacific Railroad Right of Way, being 100 feet in width, as same now exists.

          All that portion of the Southeast quarter of Section 34, conveyed to Southern Pacific Railroad Company, a corporation, by deed recorded in Book 52, Page 73 of deeds.

          All that portion of the Southeast quarter of Section 34, conveyed to the Mojave-Bakersfield Railroad Company, by deed recorded May 11, 1914 in Book 291 page 187 of deeds, and by deed recorded June 13, 1914 in Book 291, page 421 of deeds.

          All that portion of the Southeast quarter of Section 34, conveyed to the Southern Pacific Railroad Company by deed recorded December 28, 1900 in Book 110, Page 264 of deeds.

          All that portion of the Southeast quarter of Section 34, conveyed to the State of California, for public highway purposes, by deed recorded August 1, 1936 in Book 657, page 10 and Book 643, page 472 both of official records.

          All that portion of the Southeast quarter of said Section 34, conveyed to the State of California for public highway purposes by deed recorded March 4, 1939 in Book 846, page 202 of official records.

          All that portion of the Southeast quarter of said Section 34, conveyed to the State of California for freeway purposes, recorded May 15, 1978 in book 4160, page 906 of official records.

          All that portion of the Southeast quarter lying northeasterly of State Highway 58.

PARCEL 2:  ASSESSOR'S PARCEL NUMBER 224-112-31
APPROXIMATELY 8.6 ACRES CONSISTING OF:

          All that portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area of the County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying Southwesterly of State Highway Route No. 58; EXCEPTING THEREFROM THE FOLLOWING:

          All that portion of the Northeast quarter of said Section 34, lying southwesterly of the Southern Pacific Railroad.

          All that portion of the Northeast quarter of said Section 34, lying within the Southern Pacific Railroad Right of Way being 100 feet in width, as same now exists.

          All that portion of the Northeast quarter of said Section 34, conveyed to Southern Pacific Railroad Company, a corporation, by deed recorded in Book 52, page 73 of deeds.

          All that portion of the Northeast quarter of said Section 34, conveyed to the State of California for public highway purposes, in deeds recorded
August 1, 1936 in book 657, page 10 and book 643, page 472 both of official records.

          All that portion of the Northeast quarter of said Section 34, conveyed to Charles Powell, et ux, by deed recorded September 15, 1953 in Book 2157, page 19 of official records.

          All that portion of the Northeast quarter of said Section 34, conveyed to the State of California for freeway purposes, by deed recorded May 15, 1968 in book 4160, page 906 of official records.

PARCEL 3:  ASSESSOR'S PARCEL NUMBER 224-112-33
APPROXIMATELY 160 ACRES CONSISTING OF:

          The Southwest quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area of the County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General:

          EXCEPT all coal and other minerals in and under said land as reserved in the patent from the United States of America, recorded January 19, 1932 in book 363, page 468 of official records.

PARCEL 4:  ASSESSOR'S PARCEL NUMBER 224-112-36
APPROXIMATELY 16.47 ACRES CONSISTING OF:

          That portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mont Diablo Meridian, in the unincorporated area of the County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying southwesterly of County Road No. 466 and Northeasterly of State Highway Route No. 58; Excepting the 4.38 acres of Assessor's Parcel Number 224-112-06.

                                                                    EXHIBIT B

                                See attached Map


                                     [MAP]